Filed pursuant to Rule 424(b)(5)

Registration No. 333-275599

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 16, 2023)

Paranovus Entertainment Technology Limited

Up to $100,000,000

Class A Ordinary Shares

We have entered into a sales agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (“A.G.P” or the “Sales Agent”), dated October 28, 2025, relating to the sale of our Class A ordinary shares, par value $0.01 per share (“Class A Ordinary Shares”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our Class A Ordinary Shares, having an aggregate offering price of up to $100,000,000 from time to time through or to A.G.P. as sales agent or principal.

Sales of our Class A Ordinary Shares, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). A.G.P. is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between A.G.P. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

A.G.P. will be entitled to compensation at a commission rate of 3.5% of the gross sales price per share sold pursuant to the terms of the Sales Agreement. See “Plan of Distribution” beginning on page S-9 for additional information regarding the compensation to be paid to A.G.P. in connection with the sale of the Class A Ordinary Shares on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We also have agreed to provide indemnification and contribution to A.G.P. with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended (the “Exchange Act”).

The Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “PAVS.” On October 23, 2025, the last reported sale price of the Class A Ordinary Shares on the Nasdaq Capital Market was $0.6 per share.

The aggregate market value of our outstanding voting and non-voting common equities held by non-affiliates was approximately $75.6 million based on 66,324,675 Class A Ordinary Shares and 10,000  Class B ordinary shares, par value $0.01 per share (“Class B Ordinary Shares”) held by non-affiliates and a price per share of $1.14, the closing price of our Class A Ordinary Shares on October 10, 2025.

Investing in the Class A Ordinary Shares involves risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of information that should be considered in connection with an investment in the Class A Ordinary Shares.

Neither the Securities and Exchange Commission nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is October 28, 2025

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and accompanying prospectus relates to part of a registration statement on Form F-3 that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in our base prospectus included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $100,000,000. As of October 28, 2025, we have not sold any of our securities under that shelf registration statement. We sometimes refer to the Class A Ordinary Shares as the “securities” throughout this prospectus supplement.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of the Class A Ordinary Shares, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. This prospectus supplement relates only to an offering of up to $100,000,000 of our Class A Ordinary Shares through A.G.P. These sales, if any, will be made pursuant to the terms of the Sales Agreement, entered into between us and A.G.P. on October 28, 2025, a copy of which will be incorporated by reference into this prospectus supplement. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) that contains the accompanying prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: Paranovus Entertainment Technology Ltd., 250 Park Avenue, 7th Floor, New York, NY 10177, Tel: +1 516-951-9074.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and you must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus supplement, “we,” “us,” “our,” the “Company”, “PAVS”, and “Paranovus” refer to Paranovus Entertainment Technology Ltd.

Our reporting currency is the U.S. dollar and references to “dollars” or “$” are to U.S. dollars.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, starting on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the financial statements and notes thereto and the other information incorporated by reference herein and therein, before making an investment decision.

We are a holding company incorporated in Cayman Islands with no material operations of our own. Currently, our operation is conducted through our wholly owned subsidiary, 2Lab3 and 51% owned subsidiary, BW, in the U.S. Historically, through our operating subsidiaries in the PRC, we engaged in the (i) nutraceutical and dietary supplements business (divested in August 2023), (ii) e-commerce business (suspended in September 2023), (iii) internet information and advertising business (suspended in September 2023) and (iv) automobile sale business (divested in July 2024).

In March 2023, we consummated an acquisition of 100% of 2lab3, through which, we expanded our business into the AI and entertainment industries. On March 25, 2025, we closed an acquisition transaction of 51% equity interests of BW for a total consideration of $22,440,000 in cash. BW operates through its two wholly owned subsidiaries, Bomie US LLC in New Jersey and WooKoo LLC in Texas, engaging in e-commerce business on TikTok as well as providing e-commerce solutions to customers. This acquisition aligns with the Company’s strategy to expand into marketing-commerce field. By securing a majority interest in BW, the Company aims to capitalize on the growing interests demand for TikTok-driven e-commerce and related solutions.

E-Commerce and E-commerce Enablement Solutions

BW, through its wholly owned subsidiaries, Bomie US LLC (“Bomie US”) and WooKoo LLC (“Wookoo”), as an e-commerce company and also provides TikTok-related e-commerce solutions for customers.

BW generates revenue through multiple channels, including product sales on its own TikTok Shops, collaborative sales with key opinion leaders (KOLs) often supported by advertising, and direct B2B sales. In addition, BW earns service-based fees by providing e-commerce enablement solutions such as livestreaming operations, influencer engagement, and ad placement for third-party merchants.

AI Entertainment Application

Through 2Lab3, we engage in the AI-powered entertainment industry, aiming to provide users with AI-driven games and applications to deliver immersive and engaging entertainment experiences.

2Lab3, a Los Angeles-based company and a wholly owned subsidiary of our Company, transitioned its focused from Web 3.0 to AI-powered applications. 2lab3 was working on the launch an AI-powered application called SimTwin. By utilizing AI technology, SimTwin will analyze users’ social interactions and emotional expressions to create digital personas. This will allow users to interact with digital versions of people, including deceased loved ones, and capture significant life moments. The development of SimTwin is outsourced to a third party specialist company. The SimTwin application was initially scheduled for release on the Apple App Store and Google Play Store in the third quarter of 2024. However, internal testing conducted in early 2025 indicated that the application's performance did not meet expectations. As a result, the Company made the decision to discontinue the development of this application.

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In addition, pursuant to the development agreement dated November 12, 2023, Blueline has been developing and delivering certain interactive game application, 10,000 Lives (formerly known as Hollywood Sunshine), and we are entitled to all the right, title, and interest in 10,000 Lives, excluding any background technology (as defined in the development agreement). The game 10,000 Lives is a mobile game where players pursue various careers and life goals using a board game mechanic. Players earn dice to move on the board, collect money, participate in mini-games, and upgrade relics to achieve goals such as becoming a basketball player, singer, or doctor. The game integrates AI-generated content to create context for current life goals and stories around player interactions, and features celebrity partnerships for a socially connected experience. Originally planned for PC, Blueline has shifted the focus of 10,000 Lives to a mobile-only release.

Corporate Information

Our principal executive offices are located at 250 Park Avenue, 7th Floor, New York, NY 10177. Our telephone number at that address is +1 516-951-9074. Our company website is https://pavs.ai. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus supplement.

Implications of Being a Foreign Private Issuer

Foreign Private Issuer

We are a non-U.S. company with foreign private issuer status, and we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events.

Notwithstanding these exemptions, we will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

In addition, foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules.

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THE OFFERING

Class A Ordinary Shares offered by us	Class A Ordinary Shares, having an aggregate offering price of up to $100,000,000.

Ordinary Shares outstanding prior to the offering

66,724,675 Class A Ordinary Shares and 612,5000 Class B ordinary shares of the Company, par value $0.01 each (the “Class B Ordinary Shares”, together with the Class A Ordinary Shares, the “Ordinary Shares”)

Ordinary Shares to be outstanding after this offering

233,391,342 Class A Ordinary Shares, assuming sales of $100,000,000 of Class A Ordinary Shares in this offering at an offering price of $0.6, which was the last reported sale price of the Class A Ordinary Shares on the Nasdaq Capital Market on October 23, 2025, and 612,500 Class B Ordinary Shares. The actual number of Class A Ordinary Shares outstanding after this offering will vary, depending on the sales price in this offering.

Manner of Offering	“At the market offering” that may be made from time to time through or to A.G.P., as sales agent or principal. See “Plan of Distribution” on page S-9 of this prospectus supplement.

Use of proceeds

We intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which include but not limited to working capital, operating expenses, capital expenditures, potential acquisitions, business development activities, and other strategic initiatives in line with the Company’s growth plans.

See “Use of Proceeds” on page S-7 of this prospectus supplement.

Risk factors

Investing in the Class A Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in the Class A Ordinary Shares.

Nasdaq Capital Market symbol	Our Class A Ordinary Shares are listed on the Nasdaq under the symbol “PAVS.”

Unless otherwise noted, the number of shares outstanding is based on 66,724,675 Class A Ordinary Shares and 612,255 Class B Ordinary Shares outstanding as of October 28, 2025.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 20-F, and in our other SEC filings incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any amendment or update thereto reflected in our subsequent filings with the SEC and incorporated by reference into this prospectus supplement and the accompanying prospectus, together with all of the other information appearing in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein, including in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and become material. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement under the caption “Cautionary Statement Regarding Forward-Looking Statements” below.

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Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We intend to use the net proceeds of this offering for working capital and for other general corporate purposes, which include operating expenses, capital expenditures, potential acquisitions, business development activities, and other strategic initiatives in line with the Company’s growth plans. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield us a favorable, or any, return. The failure of our management to use the net proceeds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Investors in this offering will incur immediate dilution from the public offering price.

Because the offering price of the Class A Ordinary Shares being offered is higher than the book value per Class A Ordinary Share, you will suffer immediate dilution in the net tangible book value of the Class A Ordinary Shares you purchase in this offering. Assuming that an aggregate of 166,666,667 Class A Ordinary Shares are sold during the term of the Sales Agreement, at a price of $0.6 per share (the reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on October 23, 2025, for aggregate gross proceeds of approximately $100,000,000, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate and substantial dilution of $0.06 per share, with respect to the net tangible book value of the Class A Ordinary Shares. See “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

The actual number of Class A Ordinary Shares we will sell under the Sales Agreement, as well as the price at which we may sell such Class A Ordinary Shares, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement, and compliance with applicable law, we have the discretion to deliver placement notices to A.G.P. at any time throughout the term of the Sales Agreement. The number of Class A Ordinary Shares that are sold by A.G.P. after delivering a placement notice will fluctuate based on the market price of the Class A Ordinary Shares during the sales period and limits, we set with A.G.P. In addition, the price at which Class A Ordinary Shares are sold by A.G.P., from time to time, will be dependent on the market price of our Class A Ordinary Shares and, as a result, purchasers of our Class A Ordinary Shares that are sold under the Sales Agreement may purchase such Class A Ordinary Shares at different prices.

A substantial number of our Class A Ordinary Shares may be sold in this offering and we may sell or issue additional Ordinary Shares in the future, which could cause the price of the Class A Ordinary Shares to decline.

Assuming we will sell an aggregate of 166,666,667 Class A Ordinary Shares during the term of the Sales Agreement with A.G.P., which will equal approximately 249.78% of our outstanding Class A Ordinary Shares as of October 28, 2025. This sale and any future issuances or sales of a substantial number of Class A Ordinary Shares or Class B Ordinary Shares in the public market or otherwise, or the perception that such issuances or sales may occur, could adversely affect the price of the Class A Ordinary Shares.

We may need additional financing in the future. We may be unable to obtain additional financing or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

Based on our current plans, we believe our existing cash and cash equivalents, along with cash generated from this offering, will be sufficient to fund our operating expense and capital requirements for at least 12 months from the date of this prospectus supplement, although there is no assurance of this and we may need additional funds in the future. If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. We may be unable to obtain additional funds through financing activities, and if we obtain financing it may not be on terms favorable to us. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities. If we must cease or reduce our operating activities, you may lose your entire investment.

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The price of the Class A Ordinary Shares may be volatile.

The market price of the Class A Ordinary Shares has fluctuated in the past. Consequently, the current market price of the Class A Ordinary Shares may not be indicative of future market prices, and we may be unable to sustain or increase the value of your investment in the Class A Ordinary Shares.

We do not anticipate paying any cash dividends in the foreseeable future.

We have no plan to declare or pay any dividends in the foreseeable future on our Ordinary Shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. Therefore, you should not rely on an investment in Ordinary Shares as a source for any future dividend income. Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

The Class A Ordinary Shares offered hereby will be sold in “at the market” offerings, and investors who buy the shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the Sales Agreement, to vary the timing, prices, and numbers of shares sold, and there is no predetermined minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

On July 11, 2025, we received a written notice from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that we are not in compliance with Nasdaq Listing Rule 5550(a)(2), as our closing bid price for our Class A Ordinary Shares was below $1.00 per share for the last 30 consecutive business days. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have been granted a 180-calendar day compliance period, or until January 7, 2026, to regain compliance with the minimum bid price requirement. During the compliance period, our Class A Ordinary Shares will continue to be listed and traded on the Nasdaq Capital Market. To regain compliance, the closing bid price of our Class A Ordinary Shares must meet or exceed $1.00 per share for at least 10 consecutive business days during the 180-calendar day compliance period.

If we are not in compliance by January 7, 2026, we may be afforded a second 180-calendar day compliance period. To qualify for this additional time, we will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market with the exception of the minimum bid price requirement and will need to provide written notice of our intention to cure the deficiency during the second compliance period. If we do not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our Class A Ordinary Shares will be subject to delisting.

We intend to monitor the closing bid price of our Class A Ordinary Shares between now and January 7, 2026, and will consider available options to resolve our noncompliance with the minimum bid price requirement as may be necessary. There can be no assurance that we will be able to regain compliance with the minimum bid price requirement or that we will otherwise be in compliance with other Nasdaq listing criteria.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and certain information incorporated by reference in this prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, and other securities laws. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” “intends” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our services or products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

•	our goals and strategies;

•	our future business development, financial condition and results of operations;

•	our expectations regarding the market for our concrete products;

•	our expectations regarding demand for and market acceptance of our nutraceutical and dietary supplements products;

•	our plans to establish partnerships and develop new businesses;

•	our plans to invest in our business;

•	our relationships with our partners;

•	our future business development, results of operations and financial condition;

•	market conditions affecting our equity capital;

•	change in macroeconomic conditions;

•	competition in our industry; and

•	relevant government policies and regulations relating to our industry.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

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USE OF PROCEEDS

We may issue and sell our Class A Ordinary Shares having an aggregate sales price of up to $100,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which include operating expenses, capital expenditures, potential acquisitions, business development activities, and other strategic initiatives in line with the Company’s growth plans. The timing and amount of our actual expenditures will be based on many factors, and we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. We have no current commitments or binding agreements with respect to any material acquisition of or investment in any technologies, products or companies.

Pending our use of the net proceeds from this offering, we may invest the net proceeds of this offering in a variety of capital preservation investments, including but not limited to short-term, investment grade, interest bearing instruments.

DIVIDEND POLICY

On July 31, 2020, the Board of the Company declared a special cash dividend of $0.015 per ordinary shares. The dividend, equal to $375,000 in the aggregate, was fully paid on August 17, 2020. We have no plan to declare or pay any dividends in the near future on our Ordinary Shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Our board of directors has discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, subject to the provisions in our articles of association, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant.

We are a holding company incorporated in the Cayman Islands. We have not received and do not have any present plan to receive dividends paid by our subsidiaries, but we have discretion as to whether such dividends are paid, subject to applicable statutory and contractual restrictions.

DILUTION

If you invest in our Class A Ordinary Shares, you will experience immediate dilution to the extent of the difference between the public offering price of the Class A Ordinary Shares in this offering and the net tangible book value per Ordinary Share immediately after the offering.

Our net tangible book value per Class A Ordinary Share is determined by dividing our total tangible assets, less total liabilities, by the actual number of outstanding Class A Ordinary Shares. The net tangible book value of our Class A Ordinary Shares as of March 31,2025 was approximately $0.43 per share. Net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by 66,724,675, the total number of Class A Ordinary Shares outstanding as of March 31, 2025.

After giving effect to the sale of our Class A Ordinary Shares during the term of the Sales Agreement with A.G.P. in the aggregate amount of $100,000,000 at an assumed offering price of $0.6 per Class A Ordinary Share, the reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on October 23, 2025, and after deducting commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2025 would have been approximately $36.70 million, or $0.55 per share. This amount represents an immediate increase in net tangible book value of $8 million or $0.12 per Ordinary Share as a result of this offering and an immediate dilution of approximately $0.06 per Class A Ordinary Share to investors purchasing Class A Ordinary Shares in this offering.

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The following table illustrates this dilution on a per Class A Ordinary Share basis. The as adjusted information is illustrative only and will adjust based on the actual prices to the public, the actual number of Class A Ordinary Shares sold, and other terms of the offering determined at the times our Class A Ordinary Shares are sold pursuant to this prospectus. The Class A Ordinary Shares sold in this offering, if any, will be sold from time to time at various prices.

Public offering price per Class A Ordinary Share		$0.60
Net tangible book value per Class A Ordinary Share as of March 31, 2025	$0.43
Increase in pro forma net tangible book value per Ordinary Share attributable to investors purchasing Class A Ordinary Shares in this offering	$0.11
Pro forma as adjusted net tangible book value per Class A Ordinary Share after offering		$0.54
Dilution per Ordinary Share to investors purchasing Class A Ordinary Shares in the offering		$0.06

The above discussion and table are based on 66,724,675 Class A Ordinary Shares outstanding as of March 31, 2025. To the extent that we grant additional options or other awards under our stock incentive plan or issue additional warrants, or we issue additional Ordinary Shares in the future, there may be further dilution.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current and future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to the holders of our Ordinary Shares.

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PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with A.G.P. under which we may issue and sell Class A Ordinary Shares from time to time in an amount up to $100,000,000 through or to A.G.P., acting as sales agent or principal. Sales of our Class A Ordinary Shares, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq, on any other existing trading market for our Class A Ordinary Shares or to or through a market maker, in negotiated transactions at market prices, and/or any other methods permitted by law. If we and A.G.P. agree on any method of distribution other than sales of our Class A Ordinary Shares on or through Nasdaq or another existing trading market in the United States at market prices, we will file an additional prospectus supplement to provide information about any such methods of distribution as required by Rule 424(b) under the Securities Act.

Each time that we wish to issue and sell our Class A Ordinary Shares under the Sales Agreement, we will provide A.G.P. with a placement notice describing the amount of Class A Ordinary Shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of Class A Ordinary Shares that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, A.G.P., acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market, to sell our Class A Ordinary Shares under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or A.G.P. may suspend the offering of Class A Ordinary Shares pursuant to a placement notice upon notice and subject to other conditions.

Unless the parties agree otherwise, settlement for sales of Class A Ordinary Shares will occur on the first trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our Class A Ordinary Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means as we and A.G.P. may agree upon.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of Class A Ordinary Shares we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

We will report at least every six months the number of our Class A Ordinary Shares sold through A.G.P. under the Sales Agreement, the net proceeds to us and the compensation paid by us to A.G.P. in connection with the sales of our Class A Ordinary Shares under the Sales Agreement.

In connection with the sale of the Class A Ordinary Shares on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act.

A.G.P. will not engage in any market making activities involving our Class A Ordinary Shares while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, A.G.P. will not engage in any transactions that stabilizes our Class A Ordinary Shares.

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The offering pursuant to the Sales Agreement will automatically terminate upon the earlier to occur of (i) issuance and sale of all of the maximum number of Class A Ordinary Shares to be issued under this prospectus or through the Sales Agent on the terms and subject to the conditions set forth in the Sales Agreement and (ii) the expiration of the Registration Statement on the third (3rd) anniversary of the initial effective date of the Registration Statement pursuant to Rule 415(a)(5) under the Securities Act. We may terminate the Sales Agreement in our sole discretion at any time by giving three (3) days’ prior notice to A.G.P. A.G.P. may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion at any time by giving three (3) days’ prior notice to us.

The Sales Agreement has been filed as an exhibit to a Report of Foreign Private Issuer on Form 6-K that we filed with the SEC in connection with this offering and is incorporated into this prospectus supplement by reference.

This prospectus supplement in electronic format may be made available on a website maintained by A.G.P., and A.G.P. may distribute this prospectus supplement electronically.

Fees and Expenses

We will pay A.G.P. commissions for its services in acting as our sales agent in the sale of our Class A Ordinary Shares pursuant to the Sales Agreement. A.G.P. will be entitled to compensation at a fixed commission rate of 3.50% of the gross proceeds from the sale of our Class A Ordinary Shares on our behalf pursuant to the Sales Agreement. We have agreed to reimburse A.G.P. for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $50,000 and for A.G.P.’s reasonable and documented out-of-pocket expenses related to semi-annually maintenance of the Sales Agreement (including but not limited to the reasonable and documented fees and expenses of its legal counsel) on a semi-annually basis in an amount not to exceed $2,500.

We estimate that the total expenses for this offering, excluding compensation payable to A.G.P. and certain expenses reimbursable to A.G.P. under the terms of the Sales Agreement, will be approximately $30,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Ordinary Share.

Regulation M

In connection with the sale of our Class A Ordinary Shares on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts.

A.G.P. will not engage in any market making activities involving our Class A Ordinary Shares while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Exchange Act or the Securities Act. As our sales agent, A.G.P. will not engage in any transactions that stabilizes our Class A Ordinary Shares.

Indemnification

We have agreed to indemnify A.G.P. against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the A.G.P. may be required to make in respect of such liabilities.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “PAVS.”

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Other Relationships

In the ordinary course of its business activities, A.G.P. and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

The Agent and its affiliates may in the future provide various investment banking, commercial banking, financial advisory, and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the laws of the State of New York, and by Campbells to the extent governed by the laws of the Cayman Islands.  Thompson Hine LLP, New York, New York, is acting as counsel for A.G.P. in connection with this offering.

EXPERTS

The financial statements as of March 31, 2025, 2024, and 2023 and for the years ended March 31, 2025, 2024, and 2023 incorporated by reference into this prospectus and in the registration statement have been so incorporated in reliance on the report of Enrome LLP, an independent registered public accounting firm, which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the Class A Ordinary Shares offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above in the immediately preceding paragraph. Statements contained in this prospectus supplement, the accompanying prospectus supplement or any document incorporated by reference herein or therein about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

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You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited interim financial information.

We maintain a corporate website at https://pavs.ai. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The following documents filed with or furnished to the SEC by us are incorporated by reference in this prospectus supplement and the accompanying prospectus:

●	Our Annual Report on Form 20-F and Form 20-F/A for the fiscal year ended March 31, 2025, filed with the SEC on August 4, 2025, and on August 7, 2025, respectively;

●	Our Reports on Form 6-K or 6-K/A furnished on April 3, 2025, April 24, 2025, May 7, 2025, May 30, 2025, May 30, 2025, June 6, 2025, June 30, 2025, September 22, 2025, and October 24, 2025; and

●	The description of our securities contained in Exhibit 2.2 to our Annual Report on for the fiscal year ended March 31, 2025, filed with the SEC on August 4, 2025.

All subsequent Annual Reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of this offering shall be deemed to be incorporated by reference to this prospectus supplement and the accompanying prospectus and to be a part hereof and thereof from the date of filing of such documents. We may also incorporate any Form 6-K subsequently submitted by us to the SEC prior to the termination of this offering by identifying in such Forms 6-K that they are being incorporated by reference herein and in the accompanying prospectus, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC that is incorporated by reference will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at 250 Park Avenue, 7th Floor, New York, NY 10177, Tel: +1 516-951-9074; Attention: Xiaoyue (Zoe) Zhang.

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PROSPECTUS

PROSPECTUS

Paranovus Entertainment Technology Ltd.

$100,000,000

Class A Ordinary Shares, Preferred Shares, Debt Securities

Warrants, Rights and Units

We may, from time to time in one or more offerings, offer and sell up to $100,000,000 in the aggregate of Class A ordinary shares, par value $0.01 per share (the “Class A Ordinary Shares”), preferred shares, warrants, units and rights to purchase Class A Ordinary Shares or preferred shares, debt securities, rights or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Class A Ordinary Shares in any 12-month period so long as the aggregate market value of our voting and non-voting common equity held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “PAVS.” On November 15, 2023, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market was $2.24 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 16, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell Class A Ordinary Shares, preferred shares, warrants, units and rights to purchase Class A Ordinary Shares or preferred shares, debt securities or any combination of the foregoing, either individually or as units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $ 100,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “PAVS,” “Paranovus,” “we,” “us,” “our,” “the Company” or similar words refer to Paranovus Entertainment Technology Ltd., together with our subsidiaries.

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COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context otherwise requires in this prospectus:

•

“China” or the “PRC” refers to the People’s Republic of China, including Hong Kong Special Administrative Region and the Macau Special Administrative Region, unless referencing specific laws and regulations adopted by the PRC and other legal or tax matters only applicable to mainland China, and excluding, for the purposes of this prospectus only, Taiwan; “PRC subsidiaries” and “PRC entities” refer to entities established in accordance with PRC laws and regulations;

•

“Fujian Happiness” is to Fujian Happiness Biotech Co., Limited, a limited liability company organized under the laws of the PRC and a wholly-owned subsidiary of Happiness E-Commerce. Fujian Happiness was sold to a non-affiliated third party in August 2023 and is no longer a subsidiary of the Company;

•

“Happiness Hong Kong” refers to Happiness Holding Group Limited, formerly known as Happiness Biology Technology Group Limited, a Hong Kong limited liability company organized under the laws of Hong Kong and a wholly-owned subsidiary of Paranovus;

•

“Happiness E-Commerce” refers to Happiness (Shunchang) E-commerce Co., Ltd. (fka Happiness (Fuzhou) E-commerce Co., Ltd.), a limited liability company organized under the laws of the PRC and a wholly-owned subsidiary of Happiness Hong Kong;

•

“Happy Buy” refers to Happy Buy (Fujian) Internet Technology Co., Limited, a limited liability company organized under the laws of the PRC and a wholly-owned subsidiary of Happiness E-Commerce. The operation of Happy Buy was suspended in September 2023;

•

“PAVS”, “Paranovus”, or “the Company” refer to Paranovus Entertainment Technology Ltd. (formerly known as “Happiness Development Group Limited”), an exempted company registered in the Cayman Islands with limited liability;

•	“RMB” and “Renminbi” refer to the legal currency of China;

•	“Shares,” “shares,” or “ordinary shares” refers to the Ordinary Shares, par value $0.01 (post-reverse split), of Paranovus;

•

“Shunchang Happiness” is to Shunchang Happiness Nutraceutical Co., Ltd, a 100% subsidiary of “Fujian Happiness”. Shunchang Happiness was sold to a non-affiliated third party in August 2023 and is no longer a subsidiary of the Company;

•	“Taochejun,” refers Taochejun (Fujian) Auto Sales Co., Limited., a 51% subsidiary controlled by Happiness Shunchang;

•	“US$,” “U.S. dollars,” “$” and “dollars” refer to the legal currency of the United States; and

•	“we,” “us,” “our company” and “our” refer to Paranovus Entertainment Technology Ltd. and its consolidated subsidiaries. We conduct operations in China through our PRC subsidiaries.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR BUSINESS

History and Development of the Company

We were formed under the name of “Happiness Biotech Group Limited” on February 9, 2018, under the laws of the Cayman Islands. In October 2022, we changed the name from “Happiness Biotech Group Limited” to “Happiness Development Group Limited”. In March 2023, our registered name was changed to “Paranovus Entertainment Technology Ltd.”

Our registered office is at Harnes Fiduciary (Cayman) Limited, with its offices located at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002M Cayman Islands. Our principal executive offices are located at No. 11, Dongjiao East Road, Shuangxi, Shunchang, Nanping City, Fujian Province, People’s Republic of China. Our telephone number at that address is + 86-0599-782-8808. Our company website is https://pavs.ai/.

Paranovus is the sole shareholder of Happiness Hong Kong, incorporated in Hong Kong on March 5, 2018, which is the sole shareholder of Happiness E-Commerce. Happiness E-Commerce was incorporated on June 1, 2018 under the laws of the People’s Republic of China, as a wholly-owned subsidiary of Happiness Hong Kong and a wholly foreign-owned entity under the PRC laws. Neither Paranovus, Happiness Hong Kong nor Happiness E-Commerce is currently engaged in any active business other than acting as holding companies. Our operation is conducted through our wholly owned subsidiary, 2Lab3, in the U.S. We used to conduct our business mainly through Fujian Happiness, a wholly-owned subsidiary of Happiness E-Commerce and incorporated on November 19, 2004 under the PRC laws. Fujian Happiness holds all of the equity or ownership of Shunchang Happiness Nutraceutical Co., Ltd (“Shunchang Happiness”). Through Fujian Happiness and Shunchang Happiness, the Company was a biotech company that specializes in research, development, production and selling of nutraceutical and dietary supplements made of Ganoderma spore powder and others mainly in China. As discussed below, in August 2023, the Company has sold its nutraceutical and dietary supplements business to a non-affiliated third party, as a result, Fujian Happiness and Shunchang Happiness are no longer subsidiaries of the Company.

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On October 25, 2019, our ordinary shares commenced trading on Nasdaq under the symbol “HAPP.”

On July 17, 2020, Happy Buy (Fujian) Internet Technology Co., Limited, or “Happy Buy”, was incorporated under the laws of People’s Republic of China and is a wholly owned subsidiary of Happiness E-Commerce. Happy Buy was incorporated in order to develop our e-commerce business. Our e-commerce business focuses on providing e-commerce solutions and services for small and medium-sized enterprises. Our mission for the e-commerce business is to enable small and medium-sized enterprises to fully leverage the power of e-commerce to grow rapidly.

On April 27, 2021, Taochejun (Fujian) Auto Sales Co., Limited, “Taochejun”, was incorporated under the laws of People’s Republic of China and 51% of it is owned by Happiness E-Commerce. We launched this B2B (Business-to-Business) platform for sales of automobiles. Our automobile sales business was formerly under the brand name of “Happy Auto”, and was rebranded to “Taochejun” in June 2021. Taochejun mainly focuses on building a network among car dealers in China to offer better overall sales experience and services to purchasers, and to streamline the automotive industry transaction. China is one of the world’s largest automobile markets, both in terms of demand and supply. Through Taochejun, we plan to utilize our dealer network to distribute the inventories and used cars from large 4S stores, online car hailing platforms and car makers to third and fourth tier cities, which serves as a great solution to the over-supply issues in first tier cities. Meanwhile, new energy vehicles will also be one of Taochejun’s focuses. At present, electric vehicles are mostly concentrated in the first tier cities. In the future, we believe that new energy vehicles will start to popularize in lower tier cities and car makers will spend more resources on developing these markets.

On October 14, 2021, Paranovus and its wholly-owned subsidiary, Fujian Happiness, acquired 70% of the equity interest in Fujian Shennong Jiagu Development Co., Ltd. (“Shennong”) to further strengthen the Company’s industrial integration. The acquisition of Fujian Shennong closed on November 22, 2021. On March 4, 2022, Paranovus and its wholly-owned subsidiary, Fujian Happiness, acquired 100% of the equity interest in Fuzhou Hekangyuan Trading Co., Ltd. (“Hekangyuan”) to further strengthen the distribution network of the Company.

On March 10, 2023, the Company’s shareholders have approved, via a special resolution, to change our name to “Paranovus Entertainment Technology Ltd.” and the trading symbol to “PAVS”, effective on March 14, 2023, to better reflect the Company’s multiple business lines.

On March 14, 2023, the Company entered into a securities purchase agreement (the “Acquisition SPA”) with (i) 2lab3, a Delaware limited liability company; and (ii) the sole member of 2lab3 (the “Seller”). Pursuant to the Acquisition SPA, the Company agreed to purchase all the membership interests of 2lab3 from the Seller, and, in exchange, the Company agreed to issue an aggregate of 1,375,000 Class A ordinary share to the Seller and/or his designees. The parties to the Acquisition SPA agreed that valuation of 2lab3 was approximately $6 million. The Class A ordinary shares were issued at a per share price of $4.4, which is equal to the volume-weighted average price of the past five-day of the ordinary shares. On March 28, 2023, the Company closed this acquisition.

On April 10, 2023, Happiness Shunchang, Fujian Happiness and Fujian Hengda Beverage Co., Ltd. (“Fujian Hengda”) entered into certain share purchase agreement (the “Disposition SPA”). Pursuant to the Disposition SPA, Fujian Hengda agreed to purchase the Fujian Happiness from Happiness Shunchang in exchange for cash consideration of RMB 78 million (approximately $11.3 million). This transaction was closed on August 7, 2023. Upon closing, Fujian Hengda became the sole shareholder of Fujian Happiness and, as a result, assumed all assets and liabilities of Fujian Happiness and subsidiaries owned or controlled by Fujian Happiness.

On September 3, 2023, the Board of Directors of the Company approved suspension of the Company’s e-commerce and internet information and advertising business conducted through the Company’s indirect subsidiary Happy Buy (Fujian) Internet Technology Co., Limited. As of March 31, 2023, the e-commerce and internet information and advertising business incurred loss of approximately $21.42 million comparing to loss of approximate $7.60 million as of March 31, 2022. Due to the lingering adverse impacts of COVID-19 and sluggish macro-economic condition in China, the management does not expect short-term turn-over of these businesses and therefore the Board decided to suspend these loss-incurring businesses. After disposition of its nutraceutical and dietary supplements business in August 2023 and suspension of the e-commerce and internet information and advertising business expected in September 2023, the Company’s only remaining operating business based in China is the automobile sales business, a B2B business committed to optimizing the auto supply chain by connecting car dealers via an online automobile sales platform and offering overall services for automobile purchasing.

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On September 3, 2023, the Company entered into a non-binding letter of intent with Blueline Studios, Inc. (“BlueLine”) to acquire 100% of BlueLine’s equity interests. Headquartered in Vancouver, Canada, Blueline Studios Inc. is a gaming studio that specializes in creating interactive entertainment in collaboration with celebrities and athletes.

On November 12, 2023, the Company entered into a software development agreement (the “Development Agreement”) with Blueline. Pursuant to the Development Agreement, Blueline shall be responsible for developing and delivering certain interactive game application (“Hollywood Sunshine”), including the underlying software, documentation, and technical data, under the terms and conditions of the Development Agreement, and agreed to assign to the Company all the right, title, and interest in Hollywood Sunshine, excluding any Background Technology (as defined in the Development Agreement). Blueline will deliver the initial full-featured version for the PC platform (the “PC Release”) six months after the Start Date as defined in the Development Agreement, followed by the delivery of iOS version (the “iOS Release”) three months after the PC Release. In exchange, the Company agreed to pay a total of $1,500,000 development fee to Blueline for the PC Release, and $400,000 development fee for the iOS Release, in accordance with the schedule set forth in the Development Agreement. The decision to develop the iOS Release is at the discretion of the Company. Furthermore, once Hollywood Sunshine starts generating revenues, the Company agreed to pay Blueline 9% of the net revenue after deducting all the licensing fees owned to all talent partners.

On November 9, 2023, the Company signed a promissory note purchase agreement with a non-U.S. investor (the “Investor”), pursuant to which, the Company will issue an 8% promissory note with principal amount of $750,000 (the “Note”) to such Investor on November 14, 2023, the closing date of this transaction. The Note will mature in 12-month after its issuance and can be pre-paid in part or in whole by the Company prior to its maturity date. The proceeds from the Note will be used to fund the Hollywood Sunshine and the general corporate activities of the Company.

Business Overview

Paranovus aims to reshape tomorrow’s entertainment landscape and redefine the entertainment industry by harnessing the full potential of AI brilliance and crafting unparalleled experiences for global audiences.

The management of the Company plans to transition the Company into the entertainment and AI powered entertainment industries as it entered into a non-binding letter of intent with BlueLine and may continue to identify other prospective acquisition opportunity of target business in such industries. On March 28, 2023, the Company acquired 2Lab3, a LA-based firm that initially focused on Web3 but has recently shifted its focus towards the development of AI-powered applications, marking the Company’s first step into the burgeoning field of AI entertainment. Currently, the Company also sells automobile via its online platform “Taochejun”, which focuses on empowering the automotive supply chain by building a network to connect different car dealers and offer better overall sales experience and services to purchasers, and to streamline the automotive industry transaction. We are currently evaluating our automobile business and may discontinue the business in the near future.

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The following diagram illustrates our current corporate structure:

All subsidiaries are 100% wholly owned by the parent, unless otherwise indicated by the percentage on the chart.

Corporate Information

Our principal executive office is located at No. 11, Dongjiao East Road, Shuangxi, Shunchang, Nanping City, Fujian Province, People’s Republic of China. Our telephone number is + 86-0599-782-8808. We maintain a website at https://pavs.ai/that contains information about our Company, though no information contained on our website is part of this prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, as amended, initially filed on July 27, 2023 and amended on September 27, 2023, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

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USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development and commercialization of our projects and the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

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DESCRIPTION OF SHARE CAPITAL

The following description of our capital stock (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our Amended and Restated Memorandum and Articles of Association (“M&A”) and by the applicable provisions of Cayman Islands law.

Our authorized capital stock consists 350,000,000 Class A Ordinary Shares of US $0.01 par value each and 100,000,000 Class B Ordinary Shares with a par value of US $0.01 each, and 50,000,000 Preferred Shares with a par value of US $0.01 each.

As of the date of this prospectus, there are outstanding warrants to purchase 101,000 Class A Ordinary Shares. Univest Securities, LLC holds warrants to purchase 100,000 Ordinary Shares. Aegis Capital Corporation, WestPark Capital, Inc., and Newbridge Securities Corporation each holds warrants to purchase 1,000 Class A Ordinary Shares. These warrants were issued to the underwriters on October 29, 2019, in connection with our initial public offering. The warrants are exercisable at a per share price equal to $132, in whole or in part, from the date of issuance and will expire in five years following the issuance.

As of the date of this prospectus, there were 6,724,675 Class A Ordinary Shares and 612,255 Class B Ordinary Shares issued and outstanding and no preferred shares outstanding.

The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our M&A, which have been filed previously with the SEC, and applicable provisions of Cayman Islands law.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $100,000,000 in the aggregate of:

●	Class A ordinary shares;

●	preferred shares;

●

secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into Class A Ordinary Shares, preferred shares or other securities. The preferred shares may also be exchangeable for and/or convertible into Class A Ordinary Shares , another series of preferred shares or other securities. The debt securities, the preferred shares, the Class A Ordinary Shares and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

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Ordinary Shares

As of the date of this prospectus, there were 6,724,675 Class A Ordinary Shares and 612,255 Class B Ordinary Shares issued and outstanding, held of record by 14 shareholders.

The holders of our Ordinary Shares are entitled to dividends out of funds legally available when and as declared by our board of directors (the “Board”). In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors.

On July 31, 2020, our Board declared a special cash dividend of $0.015 per Ordinary Shares, payable to our shareholders of record as of August 10, 2020. The dividend, equal to $375,000 in the aggregate, was paid on August 17, 2020. Except for the aforementioned, the Company has not made any dividend distribution to its shareholders, and the Company’s subsidiaries did not make any dividend or distribution to the Company.

While any future dividends will be determined by our directors after consideration of the earnings, financial condition, and other relevant factors, it is currently expected that available cash resources will be utilized in connection with our ongoing operations.

Each outstanding Ordinary Share entitles the holder thereof to one vote per share on all matters. Our M&A provide that elections for directors shall be by a plurality of votes. Subject to any special rights or restrictions as to voting attached to any shares, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. All votes at meetings of members shall be by way of poll. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Transfer of Ordinary Shares

Subject to the M&A, any member may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by the NASDAQ or in any other form approved by the Board and may be under hand or, if the transferor or transferee is a clearing house or a central depository house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Board may approve from time to time. Our board of directors may, in its absolute discretion, and without assigning any reason, refuse to register any transfer of any ordinary share which is not fully paid up or upon which our company has a lien. Our directors may also decline to register any transfer of any ordinary share unless (a) a fee of such maximum sum as the NASDAQ may determine to be payable or such lesser sum as the Board may from time to time require is paid to the Company in respect thereof; (b) the instrument of transfer is in respect of only one class of shares; (c) the instrument of transfer is lodged at the Office or such other place at which the Register is kept in accordance with the Law or the Registration Office (as the case may be) accompanied by the relevant share certificate(s) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and (d) if applicable, the instrument of transfer is duly and properly stamped.

If our directors refuse to register a transfer they shall, within one months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on fourteen (14) days’ notice being given by advertisement in an appointed newspaper or any other newspapers or by any other means in accordance with the requirements of the NASDAQ to that effect, be suspended at such times and for such periods (not exceeding in the whole thirty (30) calendar days in any year) as our directors may determine.

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Winding-Up/Liquidation

If we are wound up, the shareholders may, subject to the M&A and any other sanction required by the Companies Act (As revised) of the Cayman Islands (“Cayman Companies Law”), pass a special resolution voluntarily winding up the company. Upon being appointed, a liquidator may do either or both of the following with the authority of a special resolution:

(a) divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b) vest the whole or any part of the assets in trustees for the benefit of shareholders as the liquidator thinks fit.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption of Shares

We may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Board of Directors.

Inspection of Books and Records

The accounting records shall be kept at the office or, at such other place or places as the board decides and shall always be open to inspection by the directors. No member, non-director, shall have any right of inspecting any accounting record or book or document of the company except as conferred by the law or authorized by the board or the members in general meeting.

Issuance of Additional Shares

Our M&A authorize our board of directors to issue additional Ordinary Shares from time to time as our Board of Directors shall determine, to the extent there are available authorized but unissued shares.

Our M&A also authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, subject to compliance with the variation of rights of shares provision in the M&A, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our Board of Directors may, issue preferred shares without action by our shareholders to the extent there are authorized but unissued shares available.

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General Meetings of Shareholders and Shareholder Proposals

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Law to call shareholders’ annual general meetings; however, our articles provide that the Company shall hold a general meeting as an annual general meeting in each year other than the year in which the Articles are adopted. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. Upon the written request of shareholders holding 20% or more of the issued share capital of the Company carrying the right to vote in respect of the matter for which the meeting is requisitioned, any one or more of the directors shall forthwith proceed to convene a meeting of shareholders. The written request of shareholders to requisition a meeting must state the objects of the meeting and must be signed by the shareholders requisitioning the meeting. The written request must be lodged at the principal place of business of the Company (with a copy to the registered office) and may be delivered in counterpart. If our board of directors do not within 21 calendar days, proceed to convene a meeting of shareholders within a further 21 days, the requisitionists, or any of them together holding at least half of the total voting rights of all of them may convene the general meeting but any meeting so convened shall not be held after the expiration of three months after the expiration of the second 21 calendar days.

At least ten (10) clear days’ notice of a meeting shall be given to shareholders entitled to attend and vote at such meeting where such meeting is convened by the directors.

Subject to the Cayman Companies Law, a general meeting may be convened on shorter notice, if

(a)	In the case of an annual general meeting, by all the members entitled to attend and vote thereat; and

(b)

In the case of any other meeting, by a majority in number of the members having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent (95%) in nominal value of the issued shares giving that right.

The presence of one or more shareholders entitled to vote, whether in person or represented by proxy or (if a corporation) by its duly appointed representative representing not less than one-third in nominal value of the total issued voting shares in the Company throughout the meeting, shall constitute a quorum at a general meeting.

If, within 30 minutes (or such longer time not exceeding one hour as the chairman of the meeting may determine to wait) from the time appointed for the meeting a quorum is not present, the meeting, shall stand adjourned to the same day in the next week at the same time and place or to such other time and place as is determined by the directors and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the meeting shall be dissolved.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for fourteen days or more, at least seven (7) clear days’ notice of the adjourned meeting shall be given specifying the time and place of the adjourned meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting.

At any general meeting a resolution put to the vote of the meeting shall be decided by poll by the affirmative vote of the majority of issued shares held by persons present in person or by proxy at the meeting entitled to vote and each shareholder shall be entitled to one vote in respect of each fully paid share held. A declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or not carried by a particular majority, or lost, and an entry to that effect made in the minute book of the Company, shall be conclusive evidence of the facts without proof of the number or proportion of the votes recorded for or against the resolution.

In the case of an equality of votes, on a poll, the chairman of the meeting at shall be entitled to a second or casting vote in addition to any other votes he may have.

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Register of Members

Under Cayman Companies Law, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Companies Law, the register of members of our Company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been updated, the shareholders recorded in the register of members are deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in, or omitted from, our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s M&A may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our M&A require us to indemnify our officers and directors for actions, costs, charges, losses, damages, and expenses (“Indemnified Losses”) incurred in their capacities as such unless such Indemnified Losses arise from dishonesty or fraud of such directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Preferred Shares

Our M&A also authorizes our Board to establish from time to time one or more series of preferred shares and to determine, subject to compliance with the variation of rights of shares provision in the M&A, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our Board may, issue preferred shares without action by our shareholders to the extent there are authorized but unissued shares available.

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You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●

the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of preferred shares being offered;

●

the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●

the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our Ordinary Shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●

the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●

any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms selected by the Board could decrease the amount of earnings and assets available for distribution to holders of our Ordinary Shares or adversely affect the rights and power, including voting rights, of the holders of our Ordinary Shares without any further vote or action by the stockholders. The rights of holders of our Ordinary Shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

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Description of Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●

if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●

if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

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General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●

the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●

whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

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●

the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●

if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●

our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●

the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●

the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●

any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares, preferred shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

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●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●

any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●

any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●

to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●

if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●

the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●

if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●

any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

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Description of Warrants

We may issue warrants to purchase our Class A Ordinary Shares or preferred shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

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●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Ordinary Shares or preferred shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Class A Ordinary Shares or preferred shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of Class A Ordinary Shares or preferred shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Class A Ordinary Shares or preferred shares purchasable upon exercise, if any.

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Description of Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital - Ordinary Shares and Preferred Shares” and “Description of Warrants” will apply to each unit and to any Class A Ordinary Shares , preferred shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Vstock Transfer LLC, located at Woodmere, NY, Utah. Their mailing address 18 Lafayette Place, Woodmere, NY 11598. Their phone number is (212) 828-8436.

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NASDAQ Capital Market Listing

Our Class A Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “PAVS.”

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

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Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Shares, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

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LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the laws of the State of New York, and by Campbells LLP to the extent governed by the laws of the Cayman Islands. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The financial statements incorporated by reference in this prospectus for the year ended March 31, 2023 have been audited by Enrome LLP, an independent registered public accounting firm, as set forth in its report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements incorporated by reference in this prospectus for the year ended March 31, 2022 have been audited by TPS Thayer, LLC, an independent registered public accounting firm, as set forth in its report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements incorporated by reference in this prospectus for the year ended March 31, 2021 have been audited by Briggs & Veselka Co., which, at the time of issuing its audit report was, an independent registered public accounting firm, as set forth in its report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FINANCIAL INFORMATION

The financial statements for the fiscal years ended March 31, 2023, 2022, and 2021 are included in our Annual Report on Form 20-F for the year ended March 31, 2023, initially filed on July 27, 2023 and amended on September 27, 2023, which are incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F, as amended for the fiscal year ended March 31, 2023, filed with the SEC on July 27, 2023 and amended on September 27, 2023;

(2)	the Company’s Current Reports on Form 6-K, filed with the SEC on September 5, 2020, August 23, 2023; and

(3)

the description of our Ordinary Shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-39098) filed with the Commission on October 22, 2019, including any amendment and report subsequently filed for the purpose of updating that description.

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All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at No. 11, Dongjiao East Road, Shuangxi, Shunchang, Nanping City Fujian Province, People’s Republic of China, Attention: Xuezhu Wang, 86-0599-782-8808.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at https://pavs.ai/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in China. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

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According to our local Cayman Islands’ counsel, there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the United States or Hong Kong courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands’ company. The courts of the Cayman Islands in the past determined that disgorgement proceedings brought at the instance of the Securities and Exchange Commission are penal or punitive in nature and such judgments would not be enforceable in the Cayman Islands. Other civil liability provisions of the securities laws may be characterized as remedial, and therefore enforceable but the Cayman Islands’ Courts have not yet ruled in this regard. Our Cayman Islands’ counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands.

As of the date hereof, no treaty or other form of reciprocity exists between the Cayman Islands and Hong Kong governing the recognition and enforcement of judgments.

Cayman Islands’ counsel further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or Hong Kong, a judgment obtained in such jurisdictions will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, and (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Paranovus Entertainment Technology Limited

Up to $100,000,000

Class A Ordinary Shares

PROSPECTUS SUPPLEMENT

A.G.P.

October 28, 2025